EXHIBIT 99.1

Calumet Specialty Products Partners, L.P. Announces Election of
New Members to the Board of Directors of its General Partner

INDIANAPOLIS—(PR NEWSWIRE) — September 12, 2014 — Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (“Calumet” or the “Partnership”) today announced that Daniel J. Sajkowski and Amy M. Schumacher have been elected as directors of Calumet GP, LLC, the general partner of the Partnership, effective September 12, 2014. Mr. Sajkowski and Ms. Schumacher replace Nicholas J. Rutigliano and William S. Fehsenfeld, each of whom gave notice to the Board on September 12, 2014 of their intent to step down as directors effective September 12, 2014.

“We are deeply appreciative of Nick and Bill’s many years of loyal service to the Partnership beginning with our initial public offering in 2006,” stated Fred M. Fehsenfeld, Jr., Chairman of the Board for Calumet GP, LLC. “Under their leadership and counsel, our Partnership has achieved considerable growth and profitability. We wish them well in their retirements.”
Mr. Sajkowski, 55, has nearly three decades of experience in the energy industry with specific expertise in the crude oil refining sector. Currently, he is the Executive Vice President, Growth and New Ventures for The Heritage Group. Prior to joining The Heritage Group, Sajkowski was the Business Unit Leader for six years at BP’s Whiting Refinery, the fourth largest refinery in the United States, where he was responsible for initiating a $4 billion modernization of the refinery. During his career with BP/Amoco, he also held positions as the Manager of Integrated Supply and Trading and Vice President of Refining Technology worldwide with facilities in Sunbury, England and outside of Chicago. During his career, Sajkowski has held numerous other management positions in refinery operations and research and development. He earned his B.S. and M.S. degrees in Chemical Engineering from the University of Michigan and a Ph.D. in Chemical Engineering from Stanford University in 1986. He also completed The General Manager Program at Harvard University in 2000.

Ms. Schumacher, 43, has been the President of Monument Chemicals, Inc. and Haltermann Solutions since 2008, where she guides the strategic growth of each business. Prior to joining Monument Chemicals, Schumacher worked for The Heritage Group leading a variety of growth projects and, prior to this assignment, was employed as a consultant with Accenture. Schumacher received her B.S. in Civil Engineering from Purdue University and her M.S. in Management from the Massachusetts Institute of Technology Sloan School. She currently serves as a Trustee for The Heritage Group and sits on a number of private subsidiary boards.

“We are pleased to welcome Dan and Amy to our Board of Directors,” continued Fehsenfeld. “Dan brings deep technical knowledge and extensive refining industry expertise to our Board, while Amy adds valuable perspective as a seasoned, senior-level executive within the chemicals industry. We believe these new Board elections serve to further strengthen Calumet in our pursuit to become a leading global specialty products company.”
About Calumet Specialty Products Partners, L.P.

Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products. Calumet also produces fuel products including gasoline, diesel and jet fuel. Calumet is based in Indianapolis, Indiana and has thirteen facilities located in northwest Louisiana, northwest Wisconsin, northern Montana, western Pennsylvania, Texas, New Jersey and Oklahoma.

Safe Harbor Statement

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products, fuels and other refined products; our ability to produce specialty products and fuels that meet our customers’

unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; the availability of, and our ability to consummate, acquisition or combination opportunities and the impact of any completed acquisitions; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; successful integration and future performance of acquired assets, businesses or third-party product supply and processing relationships; our ability to timely and effectively integrate the operations of recently acquired businesses or assets, particularly those in new geographic areas or in new lines of business; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market or business conditions. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission (“SEC”), including our 2013 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.